EXHIBIT 25.2

333-

333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)   ☒

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

Delaware	95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street, Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Robert J. Sussman, Esq.

Legal Department

The Bank of New York Mellon Trust Company, National Association

One Wall Street

New York, NY 10286

(212) 635-1089

(Name, address and telephone number of agent for service)

NORTHERN TRUST CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	36-2723087
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

50 South LaSalle Street Chicago, Illinois	60603
(Address of principal executive offices)	(Zip code)

Subordinated Debt Securities

and related guarantees

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, National Association, a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 30th day of July, 2008.

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Janice Ott Rotunno
Janice Ott Rotunno Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business March 31, 2008, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,130
Interest-bearing balances	0
Securities:
Held-to-maturity securities	32
Available-for-sale securities	297,195
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	11,700
Securities purchased under agreements to resell	65,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,911
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	871,685
Other intangible assets	293,863
Other assets	151,030

Total assets	$1,705,546

LIABILITIES
Deposits:
In domestic offices	1,187
Noninterest-bearing	1,187
Interest-bearing	0
Not applicable

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	218,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	145,238
Total liabilities	365,116
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	214,719
Accumulated other comprehensive income	3,191
Other equity capital components	0
Total equity capital	1,340,430

Total liabilities, minority interest, and equity capital	1,705,546

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz     )     Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)